SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                             FORM 8-A

        For Registration of Certain Classes of Securities
              Pursuant to Section 12(b) or (g) of the
                 Securities Exchange Act of 1934



                   COOKER RESTAURANT CORPORATION
       ------------------------------------------------------
       (Exact name of registrant as specified in its charter)



         Ohio                                     62-1292102
-----------------------                      -------------------
(State of incorporation                       (I.R.S. Employer
   or organization)                          Identification No.)


                      5500 Village Boulevard
                    West Palm Beach, FL  33407
            ----------------------------------------
            (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:


                                                Name of each exchange
   Title of each class                           on which each class
   to be so registered                           is to be registered
-------------------------------                -----------------------

Preferred Share Purchase Rights                New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:


                                 None
                      --------------------------
                           (Title of class)

Item 1.   Description of Registrant's Securities to be Registered.

     On January 11, 2000, the Board of Directors of Cooker Restaurant Corporation (the "Company"), adopted the Company's Preferred Share Purchase Rights Plan (the "Rights Plan") and declared a dividend distribution of one (1) preferred share purchase right (a "Right") for each outstanding share of common stock, without par value (the "Common Stock"), of the Company to shareholders of record at the close of business on January 16, 2000. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of the Company's Class A Junior Participating Preferred Stock (the "Preferred Shares") (or in certain circumstances, cash, property or other securities) at a price of $17.50 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The purpose of this Registration Statement is to register the Rights.

Right to Purchase Company Stock ("Flip-In")

     In the event that any person or group of affiliated or associated persons acquires beneficial ownership of 15% or more of the outstanding shares of Common Stock (an "Acquiring Person"), each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right. Issuances (and consequent beneficial ownership) of Common Stock (at or in excess of such 15% threshold) by the Company in connection with certain acquisition transactions effected by the Company and approved by the Board of Directors are excepted from this provision.

Right to Purchase Acquiring Person Stock ("Flip-Over")

     If the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, each holder of a Right (other than Rights beneficially owned by the Acquiring Person, which will be void) will thereafter have the right to receive that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

Distribution Date

     The distribution date is the earlier of:

     (i) 10 days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock; or
     (ii) 10 business days (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Common Stock.

Transfer and Detachment

     Until the Distribution Date, the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates. Until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the shares of Common Stock, no separate rights certificates will be issued and transfer of Common Stock certificates will also constitute transfer of these Rights.

     As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the shares of Common Stock as of the close of business on the Distribution Date, and such separate Right Certificates alone will thereafter evidence the Rights.

Exercisability

     The Rights are not exercisable until the Distribution Date. The Rights will expire on January 16, 2010 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, on the terms and conditions set forth in the Rights Plan (as described below).

Adjustments

     The Purchase Price payable, and the number of Preferred Shares or shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of stock dividends, stock splits, reclassifications, or certain distributions with respect to the Common Stock. The number of outstanding Rights and the number of Preferred Shares or shares of Common Stock issuable upon exercise of each Right are also subject to adjustment if, prior to the Distribution Date, there is a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1.0% in such Purchase Price. No fractional shares will be issued (other than integral multiples of one one-hundredth of a Preferred Share) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares or Common Stock, as the case may be, on the last trading day prior to the date of exercise.

     Preferred Shares

     Preferred Shares purchasable upon exercise of the Rights will be redeemable by the Company at any time at a redemption price equal to 100 times the current per share market price of the Common
Stock.   Each Preferred Share will be entitled to a minimum
preferential quarterly dividend payment equal to the greater of (a) $.05 or (b) 100 times the aggregate per share amount of all cash and non-cash dividends declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $.10 per share, and following the preferential liquidation payment, the holders of the Common Stock shall be entitled to receive an amount equal to the quotient obtained by dividing the preferential liquidation payment by 100. Each Preferred Share will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each Preferred Share will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

     The value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should, because of the nature of the Preferred Shares' dividend, liquidation and voting rights, approximate the value of one share of Common Stock.

     Exchange

     At any time after any person or group becomes an Acquiring Person, and prior to the acquisition by any such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person, which will have become void), in whole or in part, for shares of Common Stock, at an exchange ratio of one share of Common Stock (or, in certain instances, one one-hundredth of a Preferred Share) per Right (subject to adjustment).

     Redemption

     At any time prior to any person or group becoming an Acquiring Person, the Board of Directors of the Company may redeem the Rights, in whole but not in part, at a price of $.005 per Right (the "Redemption Price"). If, however, such redemption is authorized on or after the date of a change, resulting from a proxy contest or consent solicitation, in a majority of the directors in office, then such redemption must be approved by a majority of Independent Directors (as defined in the Rights Plan), if any, and by a majority of the full board of directors. The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Amendments

     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the "15%" thresholds described above to not less than the greater of (i) the sum of
 .001% and the largest percentage of the outstanding shares of Common Stock then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time when there is an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights, and any amendment must be approved by a majority of Independent Directors, if any, and by a majority of the full Board.

     Interpretation; Board Approvals

     The Board of Directors of the Company has the sole authority to administer the Rights Plan and to exercise all rights and powers granted to the Board or to the Company, or as are advisable in the administration of the Rights Plan, including the power to
(i) interpret the provisions of the Rights Plan and (ii) make all determinations appropriate for the administration of the Rights Plan (including a determination to redeem or not redeem the Rights, to exchange the Rights or to amend the Rights Plan). All such interpretations and determinations in good faith are final and binding on the parties (including the Rights holders) and do not subject the Board (or the directors) to any liability to the holders of Rights. In the event a vote, approval or determination of the Board of Directors (including a determination to redeem or not redeem the Rights, to exchange the Rights or to amend or supplement the Rights Plan) occurs at any time after either a Person becomes an Acquiring Person or a change (resulting from a proxy contest or consent solicitation) in a majority of the directors in office, then such vote, approval or determination must be approved by a majority of Independent Directors (as defined in the Rights Plan), if any, and by a majority of the full Board of Directors.

Rights and Holders

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.
Further Information

     A copy of the Rights Agreement (the "Rights Agreement") setting forth the Rights Plan has been filed with the Securities and Exchange Commission as Exhibit 2 to this Registration Statement on Form 8-A. This summary description of the Rights and the Rights Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, which is hereby incorporated herein by reference.


Item 2.   Exhibits.  The following exhibits are filed as a part
                     of the Registration Statement:

Exhibit No.    Description

    1. Form of Rights Certificate (included as Exhibit B to the Rights Agreement filed as Exhibit 2 herein.)

    2. Rights Agreement, dated as of January 16, 2000, between the Registrant and First Union National Bank, as Rights Agent (including the Exhibits thereto).

    3.         Press Release dated January 11, 2000.
__________________

                             SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

January 11, 2000                COOKER RESTAURANT CORPORATION



                                By:   /s/ Mark W. Mikosz
                                   Mark W. Mikosz, Vice President
                                   and Chief Financial Officer

                         EXHIBIT INDEX

Exhibit No.   Description

1. Form of Rights Certificate (included as Exhibit B to the Rights Agreement filed as Exhibit 2 herein.)

2. Rights Agreement, dated as of January 16, 2000, between the Registrant and First Union National Bank, as Rights Agent (including the Exhibits thereto).

3.            Press Release dated January 11, 2000.

                                                                 EXHIBIT 1




                       FORM OF RIGHTS CERTIFICATE
                      (included as Exhibit B to the
                Rights Agreement filed as Exhibit 2 herein)



         EX1-1


                                                              EXHIBIT 2




---------------------------------------------------------------------------

               PREFERRED SHARE PURCHASE RIGHTS PLAN


                        RIGHTS AGREEMENT
                            BETWEEN
                 COOKER RESTAURANT CORPORATION
                              AND
                   FIRST UNION NATIONAL BANK,
                        as Rights Agent
                  Dated as of January 16, 2000


---------------------------------------------------------------------------


         EX2-1


                       TABLE OF CONTENTS
                                                                     Page

Section 1.   Certain Definitions.......................................1

Section 2.   Appointment of Rights Agent...............................5

Section 3.   Issuance of Rights Certificates...........................6

Section 4.   Form of Rights Certificates...............................7

Section 5.   Countersignature and Registration.........................8

Section 6.   Transfer, Split Up, Combination and Exchange of
             Rights Certificates; Mutilated, Destroyed, Lost
             or Stolen Rights Certificates.............................9

Section 7.   Exercise of Rights; Purchase Price; Expiration Date
             of Rights.................................................10

Section 8.   Cancellation and Destruction of Rights Certificates.......12

Section 9.   Reservation and Availability of Preferred Shares..........12

Section 10.  Preferred Stock Record Date...............................13

Section 11.  Adjustment of Purchase Price; Number and Kind of
             Shares or Number of Rights; Exchange of Rights for
             Shares of Common Stock....................................14

Section 12.  Certificate of Adjusted Purchase Price or Number
             of Shares.................................................22

Section 13.  Consolidation, Merger or Sale or Transfer of
             Assets or Earning Power...................................23

Section 14.  Fractional Rights and Fractional Shares...................25

Section 15.  Rights of Action..........................................25

Section 16.  Agreement of Rights Holders...............................26

Section 17.  Rights Certificate Holder Not Deemed a Shareholder........26

Section 18.  Concerning the Rights Agent...............................27

Section 19.  Merger or Consolidation or Change of Name of
             Rights Agent..............................................27

Section 20.  Duties of Rights Agent....................................28

Section 21.  Change of Rights Agent....................................30


                                   (i)

          EX2-2


Section 22.  Issuance of New Rights Certificates.......................31

Section 23.  Redemption and Termination................................31

Section 24.  Notice of Certain Events..................................32

Section 25.  Notices...................................................32

Section 26.  Supplements and Amendments................................33

Section 27.  Successors................................................34

Section 28.  Determinations and Actions by the Board of
             Directors, etc............................................34

Section 29.  Benefits of this Rights Plan..............................35

Section 30.  Severability..............................................35

Section 31.  Governing Law.............................................35

Section 32.  Reserved..................................................35

Section 33.  Counterparts..............................................35

Section 34.  Descriptive Headings......................................35

Section 35.  Consequential Damages.....................................36


EXHIBITS
--------

Exhibit A  -  Certificate of Amendment regarding Class A Junior
              Participating Preferred Shares

Exhibit B  -  Form of Rights Certificate

Exhibit C  -  Form of Summary of Rights





                                  (ii)


         EX2-3


      RIGHTS AGREEMENT, dated as of January 16, 2000 (the "Rights
Plan" or the "Agreement"), by and between COOKER RESTAURANT
CORPORATION, an Ohio corporation (the "Company"), and FIRST UNION
NATIONAL BANK, a national banking institution (the "Rights Agent").

                            RECITALS

     WHEREAS, the Rights Agreement dated as of February 1, 1990 between the Company and National City Bank, as Rights Agent (the
"1990 Rights Agreement"), expires pursuant to its terms at the close of business on January 16, 2000; and

     WHEREAS, this Rights Plan shall become effective immediately upon the expiration of the 1990 Rights Agreement; and

     WHEREAS, on January 11, 2000 (the "Rights Dividend Declaration Date"), pursuant to Section 1701.16 of the Ohio Revised Code, the Board of Directors of the Company authorized and declared a dividend distribution of one preferred share purchase right (each, a "Right" and, collectively, the "Rights") for each share of Common Stock, without par value, of the Company outstanding at the close of business on January 16, 2000 (the "Record Date") to be paid on January 16, 2000, and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Common Stock issued (as hereinafter defined) between the Record Date and the earliest to occur of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined), all on the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, each Right shall initially represent the right to purchase one one-hundredth of a Preferred Share (as defined below), upon the terms and subject to the conditions hereinafter set forth. Preferred Shares shall mean shares of Class A Junior Participating Preferred Shares, without par value, of the Company having the rights and preferences set forth in the Certificate of Amendment attached to this Agreement as Exhibit A.

           AGREEMENT  --  SHARE PURCHASE RIGHTS PLAN

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1.     Certain Definitions.  For purposes of this
Rights Plan, the following terms have the meanings indicated
(capitalized terms within any definition shall have the meanings indicated elsewhere herein with respect to such terms):

     (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of fifteen percent (15.0%) or more of the shares of Common Stock then outstanding. Notwithstanding the foregoing, the term "Acquiring Person" shall not mean or include
(i) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the

         EX2-4


Company for or pursuant to the terms of any such plan; (ii) any Person who or which, together with all Affiliates and Associates of such Person, would be an Acquiring Person solely by reason of a reduction in the number of issued and outstanding shares of Common Stock of the Company pursuant to a transaction or a series of related transactions voted on and approved by a Majority Director Vote (as defined below); provided, however, that in the event that such Person described in the foregoing clause (ii) does not become an Acquiring Person by reason of the foregoing clause (ii), such Person shall nonetheless become an Acquiring Person in the event such Person thereafter acquires Beneficial Ownership of an additional 1.0% of the issued and outstanding Common Stock of the Company, unless such additional Common Stock ownership results solely from a subsequent reduction in the number of issued and outstanding shares of Common Stock of the Company pursuant to a transaction or a series of related transactions approved by a Majority Director Vote; or (iii) any Person who or which, together with all Affiliates and Associates of such Person, would be an Acquiring Person solely by reason of a transaction in which the Company (or one or more of its Subsidiaries) acquires a business (whether such acquisition is accomplished by means of a purchase of stock or assets, a merger, share exchange or otherwise) owned by such Person in exchange (in whole or in part) for shares of Common Stock of the Company pursuant to a transaction (or a series of related transactions) approved by a Majority Director Vote (an "Approved Acquisition Transaction"); provided, however, that in the event that such Person described in the foregoing clause (iii) does not become an Acquiring Person by reason of the foregoing clause
(iii), such Person shall nonetheless become an Acquiring Person in the event such Person thereafter acquires Beneficial Ownership of an additional 1.0% of the issued and outstanding Common Stock of the Company, unless such additional Common Stock ownership results solely from a reduction in the number of issued and outstanding shares of Common Stock of the Company (such as that described in clause (ii) above), or a subsequent Approved Acquisition Transaction, pursuant to a transaction or a series of related transactions approved by a Majority Director Vote.

          Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provision, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions, then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

     (b) "Acquiring Person Transferee" shall have the meaning set forth in Section 7(e) hereof.

     (c)  "Act" shall mean the Securities Act of 1933, as amended.

     (d) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (e) "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

         EX2-5


     (f) A Person shall be deemed the "beneficial owner" of, and shall be deemed to "beneficially own", any securities:

          (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

          (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own", (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) any security with respect to which such person has the right to vote pursuant to any agreement, arrangement or understanding, if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act, and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Persons Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in proviso (B) to subparagraph (ii) of this Section 1(f)) or disposing of any voting securities of the Company; provided, however, that nothing in this Section 1(f) shall cause a person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

     Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding, together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

     (g) "Business day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New
York are authorized or obligated by law or executive order to close.

     (h)  "Close of business" on any given date shall mean 5:00
P.M., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York time, on the next succeeding day which is a Business Day.

         EX2-6

     (i) "Common Stock" shall mean the common stock, without par value, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

     (j) "Current market price" shall have the meaning set forth in Section 11(d) hereof.

     (k)  "Distribution Date" shall have the meaning set forth in
Section 3(a) hereof.

     (l)  "Exchange Act" shall have the meaning set forth in
Section 1(d) hereof.

     (m)  "Exchange Ratio" shall have the meaning set forth in
Section 11(r)(i) hereof.

     (n)  "Expiration Date" shall have the meaning set forth in
Section 7(a) hereof.

     (o) "Final Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

     (p) "Independent Director" shall mean any member of the Company's Board of Directors, while such person is a member of the Board, who (i) is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, (ii) is not an employee or officer of the Company or an employee, officer or director of any Acquiring Person, and (iii) is not a relative or spouse of (A) an Acquiring Person, (B) any officer or other person employed in a management position with the Company or with any Acquiring Person or (C) any director of any Acquiring Person.

     (q) "Majority Director Vote" shall mean (whether the reference relates to a determination, approval or vote of the Board of Directors, the Company or certain of the directors of the Company) the affirmative vote and approval of the directors of the Company (duly elected or appointed in accordance with the Company's By-laws) constituting a majority in number of the total number of directors then constituting the Company's Board of Directors (as authorized in accordance with the Company's By-laws); provided, however, that if a Majority Director Vote is required or taken hereunder (or otherwise pursuant to this Agreement) at any time on or after a Special Vote Event (as defined below) shall have occurred, then, in addition to such vote and approval of the full Board of Directors, the vote and approval of a majority of the Independent Directors, if any, shall also be required. For purposes of this Agreement, a "Special Vote Event" shall mean and include either (or the earlier of) (i) the time any Person becomes an Acquiring Person, or (ii) the date of a change, resulting from a proxy or consent solicitation, in a majority of the directors of the Company in office at the commencement of such solicitation, if any Person who is a participant in such solicitation has stated (or, if upon the commencement of such solicitation, a majority of the Board of Directors of the Company has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of a Triggering Event. To the extent permitted or required under Ohio law, the authorization and approval of this Agreement by the Company's Board of Directors shall also constitute the authorization and approval of the special quorum and vote requirements with respect to the directors of the Company (including any requirement with regard to a vote by or approval of Independent Directors), as set forth or provided in this Agreement.

         EX2-7


     (r) "Person" shall mean any individual, firm, company, corporation, partnership, trust or other entity.

     (s)  "Principal Party" shall have the meaning set forth in
Section 13(b) hereof.

     (t)  "Purchase Price" shall have the meaning set forth in
Section 4(a) hereof.

     (u)  "Redemption Date" shall have the meaning set forth in
Section 7(a) hereof.

     (v)  "Redemption Price" shall have the meaning set forth in
Section 23(a) hereof.

     (w) "Right" and "Rights" shall have the meanings set forth in the recitals at the beginning of this Rights Plan.

     (x)  "Rights Certificates" shall have the meaning set forth in
Section 3(a) hereof.

     (y) "Rights Dividend Declaration Date" shall have the meaning set forth in the recitals at the beginning of this Rights Plan.

     (z) "Section 11(a)(ii) Event" shall have the meaning set forth in Section 11(a)(ii) hereof.

     (aa) "Section 13 Event" shall mean any event described in clauses (x), (y) or (z) of Section 13(a) hereof.

     (bb) "Special Vote Event" shall have the meaning set forth in
Section 1(q) hereof.

     (cc) "Stock Acquisition Date" shall mean the first date of a public announcement (which, for purposes of this definition, shall include a report filed pursuant to the Exchange Act) by the Company or an Acquiring Person that a Person has become an Acquiring
Person.

     (dd) "Subsidiary" shall mean, with reference to any Person, any corporation or other entity of which a majority of the voting securities (or voting power of the voting equity securities or interests) is beneficially owned, directly or indirectly, by such Person.

     (ee) "Summary of Rights" shall have the meaning set forth in
Section 3(b) hereof.

     (ff) "Trading Day" shall have the meaning set forth in Section
11(d) hereof.

     (gg) "Triggering Event" shall mean (or, as the case may be, the earliest of) a Section 11(a)(ii) Event or any Section 13 Event.

     Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such other Agents or Co-Rights Agents as it may deem necessary or desirable.

         EX2-8


     Section 3.     Issuance of Rights Certificates.

     (a) Until the earlier of (i) the close of business on the tenth day after the Stock Acquisition Date (or, if the tenth day after such date occurs before the Record Date, the close of business on the Record Date), or (ii) the close of business on the tenth business day (or such later date as may be determined by a Majority Director Vote prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the beneficial owner of shares of Common Stock of the Company aggregating fifteen (15%) or more of the then outstanding shares of Common Stock of the Company (including any such date which is after the date of this Agreement and prior to the issuance of the Rights) (the earlier of such dates referred to in clauses (i) and (ii) of this sentence being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock of the Company registered in the names of the holders thereof (which certificates shall be deemed also to be Rights Certificates) and not by separate certificates, and (y) the Rights (and the right to receive Rights Certificates) will be transferable only in connection with the transfer of the underlying shares of Common Stock of the Company (including a transfer to the Company). As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent, if requested, will send) by first-class, insured, postage prepaid mail, to each record holder of the Common Stock of the Company as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificate(s), in substantially the form attached hereto as Exhibit B (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held (subject to adjustment as provided herein). In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of the Distribution Date, the Rights will be evidenced solely by the Rights Certificates.

     (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Stock of the Company as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the transfer (or surrender for transfer) of

         EX2-9

any certificates representing shares of Common Stock outstanding on the Record Date, with or without a Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby.

     (c) Rights shall also be issued (consistent with the provisions of subsection (a) of this Section 3) in respect of all shares of Common Stock of the Company which are issued after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date. Certificates for shares of Common Stock (including, without limitation, any reacquired shares referred to in the last sentence of this Section 3(c)) which become outstanding after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

     "This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Cooker Restaurant Corporation (the "Company") and First Union National Bank, as Rights Agent (the "Rights Agent"), dated as of January 16, 2000, as it may be amended from time to time (the "Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Agreement, as in effect on the date of mailing, without charge after the receipt of a written request therefor. Under certain circumstances set forth in the Agreement, Rights issued to, or held or beneficially owned by, any Person who becomes an Acquiring Person (as such terms are defined in the Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, become null and void."

With respect to such certificate(s) containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Stock of the Company represented by such certificate(s) shall be evidenced by such certificate(s) alone, and the surrender for transfer of any such certificate(s) shall also constitute the transfer of the Rights associated with the shares of Common Stock of the Company represented thereby. In the event that the Company purchases or acquires any Common Stock of the Company after the Record Date but prior to the Distribution Date, any Rights associated with such reacquired Common Stock of the Company shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock of the Company which are no longer outstanding.

     Section 4.     Form of Rights Certificates.

     (a) The Rights Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall each be in substantially the form attached hereto as Exhibit B and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Plan, or as may be required to comply with any applicable law or with any rule or

         EX2-10


regulation made pursuant thereto or with any rule or regulation of any stock exchange or stock quotation or trading system on which the Rights may from time to time be listed or quoted for trading, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (as determined in accordance with Section 7(b) hereof, the "Purchase Price"), but the number and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

     (b)  Any Rights Certificate issued pursuant to Section 3(a) or
Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate thereof, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or
(B) a transfer which the Board of Directors (or directors, as the case may be) of the Company, by a Majority Director Vote, has determined, in its sole discretion, is part of a plan, scheme, arrangement or understanding which has as a primary purpose or effect the avoidance or circumvention of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

     "The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person, or an Affiliate or Associate thereof (as such terms are defined in a Rights Agreement between Cooker Restaurant Corporation (the "Company") and First Union National Bank, as Rights Agent (the "Agreement"). Accordingly, this Rights Certificate and the Rights represented hereby become null and void in the circumstances specified in Section 7(e) of the Agreement. The Company will mail to the holder of this certificate a copy of the Agreement, as in effect on the date of mailing, without charge after the receipt of a written request therefor."


     Section 5.     Countersignature and Registration.

     (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer or its President, either manually or by facsimile signature, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually or by facsimile signature countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be

         EX2-11


countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company authorized to sign such Rights Certificate, although at the date of the execution of this Rights Plan any such person was not such an officer.

     (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the name and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

     Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights
Certificates.

     (a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date and the Final Expiration Date, any Rights Certificate or Rights Certificates (other than any Right Certificates representing Rights that have become void pursuant to
Section 7(e) hereof or that have been exchanged pursuant to Section 11(r) hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder thereof to purchase a like number of shares of one one-hundredths of a Preferred Share as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

     (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights

         EX2-12


Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

     Section 7.     Exercise of Rights; Purchase Price; Expiration
Date of Rights.

     (a) Subject to Sections 7(e), 11 and 13 and other provisions hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c) and Section 23(a) hereof), in whole or in part, at any time after the Distribution Date, upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for each one one-hundredth of a Preferred Share (or other securities) as to which the Rights evidenced by such Rights Certificate are exercised, at or prior to the earliest of (i) the close of business on January 16, 2010 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or (iii) the time at which the Rights are exchanged as provided in Section 11(r) hereof (the earliest of (i), (ii) and (iii) being sometimes herein referred to as the "Expiration Date").

     (b) The Purchase Price for each one one-hundredth of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be $17.50, and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

     (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price for each share to be purchased upon exercise of such Rights, as set forth below, and an amount equal to any applicable transfer tax required to be paid by the holder of such Rights Certificate, the Rights Agent shall, subject to Section 20(j) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares or other securities to be purchased (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected, in its sole discretion, to deposit the total number of shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of shares as are to be purchased (in which case certificates for the shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price and any applicable transfer taxes shall be made in cash or by certified bank check or cashier's check payable to the Company.

         EX2-13


     (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

     (e) Notwithstanding anything in this Rights Plan to the contrary, from and after the occurrence of a Section 11(a)(ii) Event, any Rights that are or were acquired or beneficially owned by an Acquiring Person (or any Associate or Affiliate of such Acquiring Person) or an Acquiring Person Transferee (as such term is defined below in this Section 7(e)), shall be and become null and void without any further action, and no holder of such Rights (or of Rights Certificates evidencing such Rights) shall have any rights whatsoever with respect to such Rights (including, without limitation, any rights to exercise such Rights), whether under any provision of this Rights Plan or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this
Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or their respective Affiliates, Associates or Acquiring Person Transferees hereunder. No Rights Certificate(s) shall be issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring Person (or any Associate or Affiliate thereof or any Acquiring Person Transferee) whose Rights would be null and void pursuant to the preceding sentence; in addition, no Rights Certificate(s) shall be issued at any time upon the transfer of any Rights to an Acquiring Person (or any Associate or Affiliate thereof or any Acquiring Person Transferee) whose Rights would be null and void pursuant to the preceding sentence; and any Rights Certificate(s) delivered to the Rights Agent for transfer to an Acquiring Person (or any Associate or Affiliate thereof or any Acquiring Person Transferee) whose Rights would be null and void pursuant to the preceding sentence shall be cancelled. For purposes of this Agreement, the term "Acquiring Person Transferee" shall mean and include, with respect to Rights (whether or not attached to shares of Common Stock), (i) a transferee of an Acquiring Person (or of any Associate or Affiliate of such Acquiring Person) who becomes a transferee after the Acquiring Person becomes such, or (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights, or (B) a transfer which the Board of Directors of the Company has determined, in its sole discretion, is part of a plan, scheme, arrangement or understanding which has as a primary purpose or effect the avoidance or circumvention of this Section 7(e).

     (f) Notwithstanding anything in this Rights Plan to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         EX2-14


     Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Plan. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9.     Reservation and Availability of Preferred
Shares.

     (a) Subject to the Company's rights in Section 11(q) or elsewhere herein to otherwise fulfill its obligations hereunder, the Company covenants and agrees that, from and after the Distribution Date, it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that, as provided in this Rights Plan, will be sufficient to permit the exercise in full of all outstanding Rights; provided, however, that the Company shall not be required to reserve and keep available shares of Common Stock or other securities sufficient to permit the exercise in full of all outstanding Rights pursuant to the adjustments set forth in Section 11(a)(ii) or Section 13 hereof unless the Rights become exercisable pursuant to such adjustments.

     (b) So long as the Common Stock is listed on any national securities exchange or listed or registered for quotation on any other market (including, without limitation, the NASDAQ Stock Market ("NASDAQ")), the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Preferred Shares and/or other securities issuable pursuant to outstanding Rights to be listed on such exchange upon official notice of issuance upon such exercise.

     (c) The Company shall use its best efforts to (i) file, as soon as practicable and as required by law following the Distribution Date, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and
(iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer

         EX2-15


exercisable for such securities, and (B) the date of the expiration or termination of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period or periods of time from time to time, not to exceed ninety (90) days in the aggregate after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective.
Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Rights Plan to the contrary, the Rights shall not be exercisable in any jurisdiction unless or until the requisite qualification in such jurisdiction shall have been obtained.

     (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price therefore), be duly and validly authorized and issued and fully paid and nonassessable shares.

     (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for shares issued upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of shares in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     Section 10. Preferred Stock Record Date. Each person in whose name any certificate for a number of Preferred Shares or shares of Common Stock (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares represented thereby on, and such certificates shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the share transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the share transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote (or consent with respect thereto), to transfer, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any meeting or proceeding of the Company, except as provided herein.

         EX2-16


     Section 11. Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights; Exchange of Rights for Shares of Common Stock. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

     (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Stock payable in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) or
Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be appropriately and proportionately adjusted (including applicable adjustments under paragraph (p) of this Section 11) so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of any Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of such Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this
Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

          (ii) In the event that, at any time after the Rights Dividend Declaration Date, any Person shall become an Acquiring Person (such event being referred to herein as a "Section 11(a)(ii) Event"), then, subject to Sections 11(r) and 23(a) and except as otherwise provided in this Section 11, each holder of a Right (except as provided in Section 7(e) hereof) shall thereafter have the right to receive, in accordance with the terms of this Agreement, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which the Right is then exercisable, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of the Section 11(a)(ii) Event, and dividing that product by (y) 50% of the then current market price (as determined pursuant to Section 11(d) hereof) per share of the Common Stock of the Company on the date of the occurrence of such
Section 11(a)(ii) Event. In the event that there shall not be sufficient shares of Common Stock authorized or available for issuance to permit the exercise in full of the Rights in accordance with this Section 11(a)(ii), the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exercise of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional shares of Common Stock, the Company shall substitute, for each share of Common Stock that would otherwise be issuable upon exercise of a Right, a number of Preferred Shares or fraction thereof such that the current

         EX2-17


market price (as defined in paragraph (d) below) of one Preferred Share multiplied by such number or fraction is equal to the current market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights as provided under this Agreement.

     (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Common Stock (or shares having the same rights, privileges and preferences as the shares of Common Stock ("equivalent common stock")) or securities convertible into Common Stock or equivalent common stock at a price per share of Common Stock or per share of equivalent common stock (or having a conversion price per share, if a security convertible into Common Stock or equivalent common stock) less than the current market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on such record date, the Purchase Price to be in effect after such record date, shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock and/or equivalent common stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of additional shares of Common Stock and/or equivalent common stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (c) In case the Company shall fix a record date for a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Common Stock, but including any dividend payable in stock other than Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant

         EX2-18


to Section 11(d) hereof) per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Common Stock, and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

     (d) For the purpose of any computation hereunder, the "current market price" per Preferred Share (subject to the second paragraph of this paragraph (d)) or share of Common Stock (or per share of any other security) on any date shall be deemed to be the average of the daily closing prices per share of such security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current market price per share of the security is determined during a period following the announcement by the issuer of such security of (A) a dividend or distribution on such security payable in shares of such security or securities convertible into shares of such security (other than the Rights), or (B) any subdivision, combination or reclassification of such security, and prior to the expiration of the requisite thirty
(30) Trading Day period after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the security in question is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the security in question is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the security, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the security in question is listed or admitted to trading is open for the transaction of business or, if the security is not listed or admitted to trading on any national securities exchange, a

         EX2-19


Business Day. If the security is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes of this Rights Plan.

     For the purpose of any computation hereunder, the "current market price" per Preferred Share shall be determined in accordance with the preceding paragraph. However, if the Preferred Shares are not publicly traded, the "current market price" of a Preferred Share shall be conclusively deemed to be the current market price per share of the Common Stock as determined pursuant to the preceding paragraph (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred.

     (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1.0%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-millionth of a Preferred Share or one-hundredth of a share of Common Stock or other share as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which requires such adjustment, or (ii) the date of the expiration of the right to exercise any Rights.

     (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares or fraction of a share of capital stock other than Common Stock, thereafter the number or fraction of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the
provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Common Stock shall apply on like terms to any such other shares.

     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price or otherwise hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of (or fraction of) Preferred Shares or shares of Common Stock or other securities purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and
(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-hundredths of a Preferred Share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior

         EX2-20


to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     (i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights, in lieu of any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-hundredth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to
Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

     (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Rights Certificates issued hereunder.

     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then stated or par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such number of duly authorized, fully paid and nonassessable Preferred Shares (or shares of Common Stock or other securities issuable thereunder, as the case may be) at such adjusted Purchase Price.

     (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of

         EX2-21


any Right exercised after such record date the number of Preferred Shares or shares of Common Stock or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Preferred Shares or shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

     (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board of Directors of the Company shall determine in good faith by a Majority Director Vote to be advisable in order that any (i) consolidation or subdivision of the Common Stock, (ii) issuance wholly for cash of any shares of Common Stock at less than the current market price, (iii) issuance wholly for cash of shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Stock shall not be taxable to such shareholders.

     (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

     (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof or otherwise specifically permitted by this Rights Plan, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

     (p) Anything in this Rights Plan to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the

         EX2-22


outstanding shares of Common Stock into a smaller number of shares, then, (A) in any such case the Purchase Price shall be adjusted by multiplying the Purchase Price in effect prior to such occurrence by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (B) each share of Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights which each share of Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

     (q) In lieu of issuing shares of Common Stock (and/or Preferred Shares) in accordance with Section 11(a)(ii) hereof, the Board of Directors may, if the number of shares of Common Stock which are authorized by the Company's Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof, the Board of Directors shall, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the value of the shares of Common Stock (the "Adjustment Shares") issuable upon the exercise of a Right immediately after the adjustments provided for in
Section 11(a)(ii) (the "Current Value"), and (B) with respect to each Right (other than Rights which have become void pursuant to the provisions hereof), make adequate provision to substitute for any or all such Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which are deemed in good faith by the Board of Directors to have substantially the same value as shares of Common Stock (such shares or units of shares of preferred stock are herein called "Common Stock equivalents")), (3) debt securities of the Company, (4) other assets, (5) a reduction of the Purchase Price, or (6) any combination of the foregoing having a value which, when added to the value of the shares of Common Stock (and/or Preferred Shares) actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value, where such aggregate value has been determined in good faith by the Board of Directors based upon the advice of a nationally recognized independent investment banking firm selected in good faith by the Board of Directors; provided that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the date (the "Section 11(a)(ii) Trigger Date") which is the later of (x) the first occurrence of a
Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and Preferred Shares and then, if necessary, cash, which shares and cash have an aggregate value equal to the excess of (x) the Current Value over (y) the Purchase Price for the number of shares (or fraction of a share) for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event. If, upon the occurrence of a Section 11(a)(ii) Event, the number of shares of Common Stock that are authorized by the Company's Certificate of Incorporation but not outstanding or reserved for

         EX2-23


issuance for purposes other than upon exercise of the Rights are not sufficient to permit exercise in full of the Rights in accordance with Section 11(a)(ii) hereof, and if the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board of Directors so elects, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the "Substitution Period"). To the extent that the Company determines that some action must be taken pursuant to the first or second sentence of this Section 11(q), the Company (x) shall provide, subject to
Section 7(e) hereof and the last sentence of this Section 11(q), that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such times as the suspension is no longer in effect. For purposes of this Section 11(q), the value of the Common Stock shall be the current market price per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the per share or per unit value of any "Common Stock equivalent" shall be deemed to equal the current market price per share of the Common Stock on such date. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(q).

     (r) (i) The Board of Directors of the Company may, at its option upon approval by a Majority Director Vote, at any time after any Person becomes an Acquiring Person, exchange shares of Common Stock for all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof), at an exchange ratio of one (1.0) share of Common Stock per Right, appropriately adjusted to reflect any adjustment in the number of Rights pursuant to Section 11(a)(i) hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

          (ii) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (i) of this Section 11(r) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the

         EX2-24


Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

          (iii) In the event that there shall not be sufficient shares of Common Stock available for issuance to permit any exchange of Rights as contemplated in accordance with this Section 11(r), the Company shall either take such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights or, alternatively, at the option and in the sole discretion of the Board of Directors (or directors, as the case may be), approved by a Majority Director Vote, in lieu of issuing Common Stock in exchange for each such Right, (x) pay cash in an amount equal to the Current Value (as hereinafter defined), (y) issue debt or equity securities or a combination thereof (which may include Preferred Shares), having a value equal to the Current Value, where the value of such securities shall be determined by the Board of Directors in good faith based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors, or (z) deliver any combination of cash, property, Common Stock and/or other securities having a value equal to the Current Value (again, where the value of such securities shall be determined by the Board of Directors in good faith based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors). For purposes of this paragraph (iii) only, the term "Current Value" shall mean the product of the current market price per share of Common Stock (determined pursuant to Section 11(d) as of the Stock Acquisition Date) multiplied by the number of shares of Common Stock for which the Right otherwise would be exchangeable if there were sufficient shares available. To the extent that the Company determines that some action need be taken pursuant to clauses (x),
(y) or (z) of this paragraph (iii), the Board of Directors may temporarily suspend the exercisability of the Rights for a period of up to ninety (90) days following the Stock Acquisition Date, in order to seek any authorization of additional shares of Common Stock and/or to decide the appropriate form of distribution to be made pursuant to this paragraph (iii) and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

     Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in
Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with the transfer agent for the Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein and shall not be obligated or responsible for calculating any adjustment nor shall it be deemed to have knowledge of any such adjustment unless and until it shall have received such a certificate.

         EX2-25


     Section 13.    Consolidation, Merger or Sale or Transfer of
Assets or Earning Power.

     (a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case, proper provisions shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof, in accordance with the terms of this Rights Plan, such number of duly and validly authorized and issued, fully paid, nonassessable and freely tradable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event, and dividing that product (which product, following the first occurrence of a Section 13 Event, shall be the aggregate "Purchase Price" for all the securities that may be purchased pursuant to the Right upon the adjustment pursuant to this clause (i) and for all purposes of this Rights Plan) by (2) 50% of the current market price (determined pursuant to Section 11(d) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party (i.e., the issuer of such shares) shall thereafter be liable for, and shall assume, by virtue of such
Section 13 Event, all the obligations and duties of the Company pursuant to this Rights Plan; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with the provisions of this Rights Plan) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and
(v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

     (b)  "Principal Party" shall mean:

          (i)  in the case of any transaction described in clause
(x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock

         EX2-26


of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

          (ii) in the case of any transaction described in clause
(z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

     (c) The Company shall not consummate any such consolidation, merger, sale or transfer (or any other transaction constituting a Section 13 Event) unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and
(b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets (or any other transaction constituting a Section 13 Event), the Principal Party will:

          (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

          (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a). The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements

         EX2-27


or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights.

     Section 14.    Fractional Rights and Fractional Shares.

     (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in
Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would be otherwise issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this
Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company.
If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

     (b) The Company shall not be required to issue fractions of Preferred Shares (other than integral multiples of one one-hundredths of a Preferred Share) or fractions of shares of Common Stock or other securities upon exercise or exchange of the Rights or to distribute certificates which evidence such fractional shares. In lieu of fractional shares of Common Stock or Preferred Shares, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to (A) in the case of fractional Common Stock, the same fraction of the current market value of a share of Common Stock and (B) in the case of a fractional portion of a Preferred Share, the same fraction of the current market value of one Preferred Share. For purposes of this
Section 14(b), the current market value of a share shall be the closing price of such share (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

     (c) The holder of a Right, by the acceptance of the Right, expressly waives such holder's right to receive any fractional
Rights or any fractional shares upon exercise or exchange of a Right, except as permitted by this Section 14.

     Section 15. Rights of Action. All rights of action in respect of this Rights Plan are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution

         EX2-28


Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights +evidenced by such Rights Certificate and in this Rights Plan. Without limiting the foregoing or any remedies available to the holders of the Rights, it is specifically acknowledged that the holders of the Rights would not have an adequate remedy at law for any breach of this Agreement, and shall be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

     Section 16. Agreement of Rights Holders. Every holder of a Right by acceptance of the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

     (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

     (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

     (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the second sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

     (d) notwithstanding anything in this Rights Plan to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Rights Plan by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligations.

     Section 17. Rights Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Rights Certificate shall be entitled to vote (or consent with respect to), receive dividends or be deemed for any purpose whatsoever the holder of any Preferred Shares (or any portion thereof) or shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall

         EX2-29


anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings, proceedings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18.    Concerning the Rights Agent.

     (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Rights Plan and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent, its directors, officers, employees and agents for, and to hold each of them harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent or such other indemnified parties, for anything done or omitted by the Rights Agent or such other indemnified parties in connection with the acceptance and administration of this Rights Plan.

     (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Rights Plan or the performance of the Rights Agent's duties hereunder in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

     (c) The indemnity provided in this Section 18 shall survive the expiration of the Rights and the termination of this Agreement.

     Section 19.    Merger or Consolidation or Change of Name of
Rights Agent.

     (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Plan without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Plan any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so

         EX2-30


countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Rights Plan.

     (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Rights Plan.

     Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Rights Plan upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

     (a) The Rights Agent may consult with legal counsel acceptable to the Company (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such advice or opinion.

     (b) Whenever in the performance of its duties under this Rights Plan the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Plan in reliance upon such certificate.

     (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

     (d) The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Plan or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Plan or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or

         EX2-31


warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Rights Plan or any Rights
Certificate or as to whether any shares of Common Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

     (e) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Plan.

     (f) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while awaiting instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

     (g) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Rights Plan. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

     (h) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct as long as the Rights Agent was not grossly negligent and acted in good faith, in the selection and continued employment thereof.

     (i) No provision of this Rights Plan shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         EX2-32


     (j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

     (k) The Rights Agent undertakes only the express duties and obligations imposed on it by this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent.

     (l) Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Plan upon sixty (60) days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock or Preferred Shares, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to the transfer agent of the Common Stock or Preferred Shares, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of sixty (60) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property and records at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Shares and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         EX2-33


     Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Rights Plan or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Rights Plan. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

     Section 23.    Redemption and Termination.

     (a) The Board of Directors of the Company may, at its option, as approved by a Majority Director Vote, at any time prior to the earlier of (i) the time that any Person becomes an Acquiring Person, or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.005 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights pursuant to this Section 23(a) may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company, in its sole discretion, may establish (as approved by a Majority Director Vote).

     (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 11(r) hereof, and other than in connection with the purchase of shares of Common Stock prior to the Distribution Date.

         EX2-34


     Section 24.    Notice of Certain Events.

     (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock whichever shall be the earlier.

     (b) In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Common Stock shall be deemed thereafter to refer, if appropriate, to other securities.

     (c) The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote on any such action.

     Section 25. Notices. Notices or demands authorized by this Rights Plan to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall

         EX2-35


be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                   Cooker Restaurant Corporation
                   5500 Village Boulevard
                   West Palm Beach, FL 33407
                   Attention:  President

Subject to the provisions of Section 21, any notice or demand authorized by this Rights Plan to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

               First Union National Bank
               Shareholder Services Group
               1525 West W.T. Harris Boulevard, 3C3
               Charlotte, North Carolina 28262-1153
               Attention: Shareholder Services Group

Notices or demands authorized by this Rights Plan to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage pre-paid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 26. Supplements and Amendments. The Company may, and the Rights Agent shall if the Company so directs, from time to time, supplement or amend this Agreement without the approval of any holder(s) of Rights Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make, change or effect any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be approved by a Majority Director Vote and evidenced by a writing signed by the Company and the Rights Agent; provided, however, that, from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Without limiting the foregoing, the Company may, at any time prior to such time as any Person becomes an Acquiring Person, amend this Agreement to lower the percentage thresholds set forth in Sections 1(a) and 3(a) hereof to not less than the greater of (a) the sum of .001% and the largest percentage of the outstanding shares of Common Stock then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding shares of Common Stock for or pursuant to the terms of any such plan) and (b) 10.0%. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in

         EX2-36


this Rights Plan to the contrary, no supplement or amendment may be made after the time that any Person becomes an Acquiring Person unless such supplement or amendment (i) does not adversely affect the interests of the holders of Rights, and (ii) is approved by a Majority Director Vote, and no supplement or amendment that materially changes the rights or duties of the Rights Agent under this Agreement shall be effective without the execution of such supplement or amendment by the Rights Agent.

     Section 27. Successors. All the covenants and provisions of this Rights Plan by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 28. Determinations and Actions by the Board of Directors, etc. For all purposes of this Rights Plan, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (where specifically provided for herein, by the requisite vote and/or with the approval of Independent Directors (where a Majority Director Vote is required)) shall have the exclusive power and authority to administer this Rights Plan and to exercise all rights and powers specifically granted to the Board (with, where specifically provided for herein, the approval of Independent Directors (where a Majority Director Vote is required)) or to the Company, or as may be necessary or advisable in the administration of this Rights Plan, including, without limitation, the right and power to (i) interpret the provisions of this Rights Plan and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Plan (including a determination to redeem or not redeem the Rights, to exchange the Rights or to amend or supplement this Rights Plan). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (with, where specifically provided for herein, the approval of Independent Directors (where a Majority Director Vote is required)) in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board or the Independent Directors (if applicable) to any liability to the holders of the Rights.

     The Board may at any time and from time to time (and upon the occurrence of a Triggering Event shall forthwith) establish and set aside one or more funds (in such amount or amounts as the Board shall deem necessary or desirable), whether in trust, escrow or other segregated accounts (regardless of whether any such fund is combined for administrative purposes with any other fund or funds established by the Company, for the purpose of assuring that adequate resources are available to the Board of Directors (or Independent Directors, as the case may be), to enable them to carry out their prescribed functions, and to maintain their authority and powers, under this Agreement, or to fulfill their fiduciary obligations to the shareholders of the Company. Without limiting the generality of the statement of purposes contained in the next preceding sentence, the fund or funds so established shall, on demand of a majority of the Board or Independent Directors, be made available to the Board (including Independent Directors) for the purposes of (i) seeking affirmatively to establish, or to defend, the validity of this Agreement, including, without limitation, this

         EX2-37


Section 28, and (ii) seeking affirmatively to establish, or to defend, the validity and/or propriety of any action taken (or omitted to be taken) by the Board (including Independent Directors) pursuant to this Agreement, the Certificate of Incorporation or the Bylaws or applicable provisions of the Ohio General Corporation Law. The establishment by the Board, and utilization by the Board of Directors (or Independent Directors, as the case may be), of any fund or funds established pursuant to this paragraph shall be separate and apart from, and shall not detract from, diminish or otherwise affect adversely, any rights or protections afforded, conferred or given to the Company's Directors (including the Independent Directors) pursuant to the Certificate of Incorporation or Bylaws of the Company.

     Section 29. Benefits of this Rights Plan. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock).

     Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Without limiting the foregoing, if any provision requiring that a determination, vote or approval be made by less than the entire Board (or at a time or with the concurrence of a group of directors consisting of less than the entire Board) is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination, vote or approval shall then be made by the full Board of Directors in accordance with applicable law and the Company's Certificate of Incorporation and By-laws.

     Section 31. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

     Section 32.    Reserved

     Section 33. Counterparts. This Agreement may be executed in counterparts and both of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Rights Plan are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         EX2-38


     Section 35.    Consequential Damages.  Neither party to this
Agreement shall be liable to the other party or any third party for consequential damages.

         EX2-39


     IN WITNESS WHEREOF, the parties hereto have caused this Rights Plan to be duly executed and attested, all as of the date first above written.



                                     COOKER RESTAURANT CORPORATION

                                     By:    /s/Henry R. Hillenmeyer
                                     Name:  Henry R. Hillenmeyer
                                     Title: Chairman and CEO




                                     FIRST UNION NATIONAL BANK


                                     By:    /s/Holly H. Drummond
                                     Name:  Holly H. Drummond
                                     Title: Corporate Trust Officer

         EX2-40


                                                                   EXHIBIT A




                       CERTIFICATE OF AMENDMENT
                                  of
            CLASS A JUNIOR PARTICIPATING PREFERRED SHARES
                                  of
                    COOKER RESTAURANT CORPORATION

                    CERTIFICATE OF AMENDMENT
     TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION

                               OF

                 COOKER RESTAURANT CORPORATION

     The undersigned Chairman of the Board and Secretary of Cooker Restaurant Corporation, an Ohio corporation (the "Corporation"), hereby certify that the following is a true and complete copy of the resolution adopting the amendment of the Amended and Restated Articles of Incorporation of the Corporation (the "Articles of Incorporation") set forth therein and that it was duly adopted (a) by the Board of Directors of the Corporation at its meeting held pursuant to notice on the 16th day of January, 1990 and (b) by the holders of a majority of the outstanding shares of the Corporation entitled to vote on such amendment at the annual meeting of shareholders held pursuant to notice on April 17, 1990:

     RESOLVED, that Article IV, Section 1 of the Articles of Incorporation is amended to redesignate the classes and aggregate number of shares of each class of the Corporation's Preferred Shares that the Corporation is authorized to have issued and outstanding and shall read in its entirety as follows:

     Section 1. Number and Class of Shares. The number of shares which the Corporation is authorized to have issued and outstanding is 35,000,000 shares. The classes and the aggregate number of shares of each class are as follows:

     (a)  30,000,000 Common Shares, without par value;

     (b)  300,000 Class A Junior Participating Preferred
          Shares, without par value; and

     (c) 4,700,000 Class B Preferred Shares, without par value.

; and further

     RESOLVED, that Article IV, Section 2 of the Articles of
Incorporation is amended to redesignate the Corporation's Preferred Shares as Class B Preferred Shares and shall read in its entirety as follows:

     Section  2.    Class B Preferred Shares.
2. 1 Insurance in Series.  Any unissued or treasury Class
B Preferred Shares may be issued from time to time in one or more series for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors is hereby expressly authorized to adopt amendments to these Amended and Restated Articles of Incorporation in respect to any unissued or treasury Class B Preferred Shares to, among other things, fix or change (a) the division of Class B Preferred Shares into one or more series,
(b) the designation and authorized number of shares of each series, and (c) the express terms of each series of Class B Preferred Shares. The express terms of shares of different series of Class
B Preferred Shares shall be identical, except that there may be variations in respect of:

          2.1. 1    the dividend or distribution rate;

          2.1. 2    the dates of payments of dividends or
     distributions and the dates from which they are cumulative;

          2.1. 3    redemption rights and price;

          2.1. 4    liquidation price;

          2.1. 5    sinking fund requirements.

          2.1. 6    conversion rights; and

          2.1. 7    restrictions on the issuance of shares of
     the same series or of any other class or series.

     2.2 Voting Rights. As to every matter requiring the approval of the shareholders of the Corporation, every holder of Class B Preferred Shares shall be entitled to one vote for each Class B Preferred Share standing in his name on the books of the Corporation, with the same and identical voting rights, except as otherwise provided herein, as a holder of Common Shares. The Class B Preferred Shares and Common Shares shall vote together as a single class, except as otherwise required by law or these Amended and Restated Articles of Incorporation.

     2.3 Priority of Class B Preferred Shares in Event of Dissolution. In the event of any dissolution, liquidation, or winding up of the affairs of the Corporation, whether voluntarily or involuntarily, the holders of each series of Class B Preferred Shares shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to receive, out of the net assets of the Corporation, the amount fixed and determined by the Board of Directors in any amendment to these Amended and Restated Articles of Incorporation providing for the issuance of a particular series of Class B Preferred Shares, before any distribution shall be made to the holders of Common Shares. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 2.3.

     2.4 Priority of Class B Preferred Shares to Dividends or Other Distributions. As and when dividends or other distributions payable in cash, property or capital stock of the Corporation may be declared by the Board of Directors, holders of Class B Preferred Shares shall be paid a dividend or distribution in an amount to be determined by the Board of Directors before payment of any such dividend or distribution is made to holders of Common Shares.

; and further

     RESOLVED, that Article IV, Section 3 of the Articles of Incorporation is amended to amend the terms of the Corporation's Series A Participating Preferred Shares to more closely resemble units of 100 Common Shares by redesignating the Series A Participating Preferred Shares as a new class of Class A Junior Participating Preferred Shares and that the express terms of such class of shares are as follows:

     Section  3.    Class A Junior Participating Preferred Shares.

          3.1 Designation and Amount. The shares of this class of preferred shares shall be designated as "Class A Junior
Participating Preferred Shares" and the number of shares constituting such class shall be 300,000.

          3.2  Dividends and Distributions.

               (A) Subject to the prior and superior rights of the holders of any shares of any class or series of preferred shares ranking prior and superior to the Class A Junior Participating Preferred Shares, with respect to dividends, the holders of shares of Class A Junior Participating Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a Class A Junior Participating Preferred Share or fraction thereof, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $.05 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares of the Corporation since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Class A Junior Participating Preferred Shares. In the event the Corporation shall at any time after March 5, 1990 (the "Rights Declaration Date") (i) declare any dividend on Common Shares payable in Common Shares,
(ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a small number of shares, then in each such case the amount to which holders of Class A Junior Participating Preferred Shares were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

               (B) The Corporation shall declare a dividend or distribution on the Class A Junior Participating Preferred Shares as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided, that in the event no dividend or distribution shall have been declared on the Common

Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.05 per share on the Class A Junior Participating Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (C)  Dividends shall begin to accrue and be
cumulative on outstanding Class A Junior Participating Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of Class A Junior Participating Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue form the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Class A Junior Participating Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Class A Junior Participating Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

          3.3 Voting Rights. The holders of Class A Junior Participating Preferred Shares shall have the following voting rights:
               (A) Subject to the provision for adjustment hereinafter set forth, each Class A Junior Participating Preferred Share shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation.

               (B) Except as otherwise provided herein or by law, the holders of Class A Junior Participating Preferred Shares and the holders of Common Shares shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

               (C) (i) If at any time dividends on any Class A Junior Participating Preferred Shares shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Class A Junior Participating Preferred Shares then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of preferred shares (including holders of the Class A Junior Participating Preferred Shares) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of class or series, shall have the right to elect two Directors of the Corporation.

                    (ii)  During any default period, such
voting right of the holders of Class A Junior Participating Preferred Shares may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3.3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting right nor the right of the holders of any other class or series of preferred shares, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent in number of preferred shares outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Shares shall not affect the exercise by the holders of preferred shares of such voting right. At any meeting at which the holders of preferred shares shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the preferred shares shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the preferred shares shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of preferred shares as herein provided or pursuant to the rights of any equity securities raking senior to or pari passu with the Class A Junior Participating Preferred Shares.

                    (iii)    Unless the holders of preferred
shares shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent of the total number of preferred shares outstanding, irrespective of class or series, may request, the calling of a special meeting of the holders of preferred shares, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of preferred shares are entitled to vote pursuant to this paragraph
(C)(iii) shall be given to each holder of record of preferred shares by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent of the total number of preferred shares outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

                    (iv) In any default period, the holders of Common Shares, and other classes of shares of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of preferred shares shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (A) the Directors so elected by the holders of preferred shares shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (B) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3.3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of shares which elected the Director where office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of shares shall include Directors elected by such Directors to fill vacancies as provided in clause
(B) of the foregoing sentence.

                    (v)  Immediately upon the expiration of a
default period, (A) the right of the holders of preferred shares as a class to elect Directors shall cease, (B) the term of any Directors elected by the holders of preferred shares as a class shall terminate, and (C) the number of Directors shall be such number as may be provided for in the articles of incorporation or code of regulations irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3.3 (such number being subject, however, to change thereafter in any manner provided by law or in the articles of incorporation or code of regulations). Any vacancies in the Board of Directors effected by the provisions of clauses (B) and (C) in the preceding sentence may be filled by a majority of the remaining Directors.

               (D) Except as set forth herein, holders of Class A Junior Participating Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

          3.4  Certain Restrictions

               (A) Whenever quarterly dividends or other dividends or distributions payable on the Class A Junior Participating
Preferred Shares as provided in Section 3.2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Class A Junior
Participating Preferred Shares outstanding shall have been paid in full, the Corporation shall not:

                    (i)   declare or pay dividends on, make any
other distributions on; or redeem or purchase or otherwise acquire for consideration any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class A Junior Participating Preferred Shares;

                    (ii)  declare or pay dividends on or make
any other distributions on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class A Junior Participating Preferred Shares, except dividends paid ratably on the Class A Junior Participating Preferred Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled.

                    (iii) redeem or purchase or otherwise
acquire for consideration any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class A Junior Participating Preferred Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire any such parity shares in exchange for any shares of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Class A Junior Participating Preferred Shares; or

                    (iv)  purchase or otherwise acquire for
consideration any Class A Junior Participating Preferred Shares, or any shares ranking on a parity with the Class A Junior Participating Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation unless the Corporation could, under paragraph (A) of this Section 3.4, purchase or otherwise acquire such shares at such time and in such manner.

          3.5 Reacquired Shares. Any Class A Junior Participating Preferred Shares purchased or otherwise required by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued preferred shares and may be reissued as part of a new class of series of preferred shares to be created by resolution or resolutions of the shareholders or the Board of Directors of the Corporation, subject to the conditions and restrictions on issuance set forth herein.

          3.6  Liquidation, Dissolution or Winding Up.

               (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class A Junior Participating Preferred Shares unless, prior thereto, the holders of Class A Junior Participating Preferred Shares shall have received $.10 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Class A Liquidation Preference"). Following the payment of the full amount of the Class A Liquidation Preference, no additional distributions shall be made to the holders of Class A Junior Participating Preferred Shares unless, prior thereto, the holders of Common Shares shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Class A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Shares) (such number in clause (ii), the "Adjusted Number"). Following the payment of the full amount of the Class A Liquidation Preference and the Common Adjustment in respect of all outstanding Class A Junior Participating Preferred Shares and Common Shares, respectively, holders of Class A Junior Participating Preferred Shares and holders of Common Shares shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one with respect to such preferred shares and Common Shares, on a per share basis, respectively.

               (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Class A Liquidation Preference and the liquidation preferences of all other classes or series of preferred shares, if any, which rank on a parity with the Class A Junior Participating Preferred Shares, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Shares.

               (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to each event.

          3.7 Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other shares or securities, each or any other property, then in any such case the Class A Junior Participating Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of shares, securities, cash and any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Class A Junior Participating Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

          3.8  Optional Redemption.

               (A) The Corporation shall have the option to redeem the whole or any part of the Class A Junior Participating Preferred Shares at any time at a redemption price equal to, subject to the provisions for adjustment hereinafter set forth, 100 times the "current per share market price" of the Common Shares on the date of the mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. In the event the Corporation shall at any time after the Rights Declaration Date, (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the amount to which holders of Class A Junior Participating Preferred Shares were otherwise entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event. The "current per share market price" on any date shall be deemed to be the average of the closing price per Common Share for the 10 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-county market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Corporation. If on such date no such market maker is making a market in the Common Shares, the fair value of the Common Shares on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of Ohio are not authorized or obligated by law or executive order to close.

               (B) Notice of any such redemption shall be given by mailing to the holders of the Class A Junior Participating Preferred Shares a notice of such redemption, first class postage prepaid, not later than the 30th day and not earlier than the 60th day before the date fixed for redemption, at their last address as the same shall appear upon the books of the Corporation. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the shareholder received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Class A Junior Participating Preferred Shares shall not affect the validity of the proceedings for the redemption of such shares. If less than all of the Class A Junior Participating Preferred Shares are to be redeemed, the redemption shall be made by lot as determined by the Board of Directors.

               (C) If any such notice of redemption shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable written authorization promptly to give or complete such notice, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with the bank or trust company designated in such notice, doing business in the United States of America and having a capital, surplus and undivided profits aggregating at least $10,000,000 according to its last published statement of condition, in trust for the benefit of the holders of Class A Junior Participating Preferred Shares called for redemption, then, notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit all such shares called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, and the right to exercise, up to the close of business on the fifth day before the date fixed for redemption, all privileges of conversion or exchange if any. In case less than all the shares represented by any surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of six years from such redemption date shall be repaid to the Corporation, after which the holders of Class A Junior Participating Preferred Shares called for redemption shall look only to the Corporation for payment thereof; provided, that any funds so deposited which shall not be required for redemption because of the exercise of any privilege of conversion or exchange subsequent to the date of deposit shall be repaid to the Corporation forthwith.

          3.9 Ranking. The Class A Junior Participating Preferred Shares shall rank junior to all other classes or series of the Corporation's preferred shares as to the payment of dividends and the distribution of assets, unless the terms of any such class or series shall provide otherwise.

          3.10 Amendment. So long as any Class A Junior Participating Preferred Shares are outstanding, the Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Class A Junior Participating Preferred Shares so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Class A Junior Participating Preferred Shares, voting separately as a class.

          3.11  Fractional Shares.  Class A Junior
Participating Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Class A Junior Participating Preferred Shares.

     IN WITNESS WHEREOF, we have executed this Certificate as of this 18th day of April, 1990.


                                   /s/G. Arthur Seelbinder
                                   G. Arthur Seelbinder
                                   Chairman of the Board of
                                   Directors


                                   /s/Margaret A. Epperson
                                   Margaret A. Epperson,
                                   Secretary

                                                                 EXHIBIT B




                        Form of Rights Certificate


                      COOKER RESTAURANT CORPORATION



Certificate No. R-______________________________________________ Rights



     NOT EXERCISABLE AFTER JANUARY 16, 2010 OR EARLIER IF REDEEMED
OR EXCHANGED BY THE COMPANY.  THE RIGHTS ARE SUBJECT TO REDEMPTION,
AT THE OPTION OF THE COMPANY, AT $.005 PER RIGHT, AND TO EXCHANGE,
ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS PLAN) AND ANY TRANSFEREE OR SUBSEQUENT HOLDER OF THE RIGHTS MAY BECOME NULL AND VOID. [THE
RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE
BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING
PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS PLAN). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY BECOME NULL AND VOID
IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.] [1]






----------------------------

[1] The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

                       RIGHTS CERTIFICATE

     This certifies that _________________________________, or
registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of January 16, 2000 (the "Rights Plan"), between Cooker Restaurant Corporation, an Ohio corporation (the "Company"), and First Union National Bank (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (New York time) on January 16, 2010 at the office or offices of the Rights Agent designated for such purpose, or its successor(s) as Rights Agent, one one-hundredth of a fully paid, non-assessable share of the Company's Class A Junior Participating Preferred Shares, without par value (the "Preferred Shares") (or in certain circumstances, cash, property or other securities), at a purchase price of $17.50 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The Purchase Price shall be paid in cash. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of January 16, 2000, based on the Company's Common Stock and Preferred Shares as constituted at such date.

     Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Plan), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Plan), or (ii) an Acquiring Person Transferee (as such term is defined in the Rights Plan), such Rights become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such
Section 11(a)(ii) Event.

     As provided in the Rights Plan, the Purchase Price and the number and kind of shares of the Company's capital stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Plan).

     This Rights Certificate, and the Rights evidenced hereby, are subject to all of the terms, provisions and conditions of the Rights Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder and thereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include (without limitation) the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Plan. In the event of any conflict or inconsistency between the terms, provisions and conditions of Rights as set forth in the Rights Plan and those described or set forth in this Rights Certificate, the terms, provisions and conditions set forth in the Rights Plan shall govern and prevail. Copies of the Rights Plan are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

     If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised. This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase.

     Subject to the terms, provisions and conditions of the Rights Plan, the Rights evidenced by this Certificate (i) may be redeemed by the Company at its option at a redemption price of $.005 per Right or (ii) may be exchanged in whole or in part for shares of Common Stock. Under certain circumstances set forth in the Rights Plan, the decision to redeem shall require the concurrence of a majority of the members of the full Board of Directors and a majority of any Independent Directors (as such term is defined in the Rights Plan). The Rights Plan is also subject to amendment and supplement by the Company, on the terms and conditions set forth in the Rights Plan.

     No fractional shares of Common Stock or Preferred Shares (other than integral multiples of one one-hundredth of a Preferred Share) will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Plan.

     No holder of this Rights Certificate shall be entitled to vote (or consent with respect to) or receive dividends or be deemed for any purpose the holder of any Preferred Shares or shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting or proceeding thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Plan), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Plan.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights
Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of    ______________, 2000


ATTEST:___________________________        COOKER RESTAURANT CORPORATION



BY:_______________________________        BY:_____________________________
   Name:                                     Name:
   Title:                                    Title:



Countersigned:

FIRST UNION NATIONAL BANK


By:_______________________________
   Authorized Signature

          [Form of Reverse Side of Rights Certificate]


                       FORM OF ASSIGNMENT


          (To be executed by the registered holder if such holder desires to transfer the Rights Certificate)



FOR VALUE RECEIVED _____________________________________ hereby sells,

assigns and transfers unto ___________________________________________

______________________________________________________________________
          (Please print name and address of transferee)


this Rights Certificate, together will all right, title and interest therein, and does hereby irrevocably constitute and appoint

________________________________ Attorney, to transfer the within

Rights Certificate on the books of the within-named Company, with full power of substitution.



Dated:  __________________, 20__



                                   ___________________________________
                                   Signature


Signature Guarantee:

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever. Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                          CERTIFICATE

     The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, an Acquiring Person Transferee or an Affiliate or Associate thereof (as such terms are defined under the Rights Plan);

          (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was or subsequently became an Acquiring Person, an Acquiring Person Transferee or an Affiliate or Associate thereof (as such terms are defined under the Rights Plan).



     Dated:  ________________, 20__



                                   ___________________________________
                                   Signature


Signature Guarantee:

                              NOTICE

     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever. Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                  FORM OF ELECTION TO PURCHASE

              (To be executed if holder desires to
               exercise Rights represented by the
                      Rights Certificate.)

     To:  Cooker Restaurant Corporation

     The undersigned hereby irrevocably elects to exercise _______________ Rights represented by this Rights Certificate to purchase the Preferred Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security or other identifying number

___________________________________________________________________
                 (Please print name and address)
___________________________________________________________________
   (Please insert social security or other identifying number)

     If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

___________________________________________________________________
                 (Please print name and address)
___________________________________________________________________
   (Please insert social security or other identifying number)


Dated: ______________, 20__


                                   ________________________________
                                   Signature
Signature Guarantee:

                             NOTICE

     The signature to the foregoing Form of Election to Purchase must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever. Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                           CERTIFICATE

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1)  the Rights evidenced by this Rights Certificate [ ] are
[ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person, an Acquiring Person Transferee or an Affiliate or Associate thereof (as such terms are defined under the Rights Plan);

     (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was or became an Acquiring Person, an Acquiring Person Transferee or an Affiliate or Associate thereof (as such terms are defined under the Rights Plan).


Dated:  _________________, ____



                                   ________________________________
                                   Signature
Signature Guarantee:

                             NOTICE

     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever. Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                                                EXHIBIT C


                 SUMMARY OF RIGHTS TO PURCHASE
                        PREFERRED STOCK

On January 11, 2000, the Board of Directors adopted a share purchase rights plan (the "Rights Plan") and declared a dividend distribution of one right (a "Right") for each outstanding share of common stock, without par value (the "Common Stock"), of the Company to shareholders of record at the close of business on January 16, 2000. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of the Company's Class A Junior Participating Preferred Shares (the "Preferred Shares") (or in certain circumstances, cash, property or other securities) at a price of $17.50 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment.

Right to Purchase Company Stock ("Flip-In")

In the event that any person or group of affiliated or associated persons acquires beneficial ownership of 15% or more of the outstanding shares of Common Stock (an "Acquiring Person"), each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right. Issuances (and consequent beneficial ownership) of Common Stock (at or in excess of such 15% threshold) by the Company in connection with certain acquisition transactions effected by the Company and approved by the Board of Directors are excepted from this provision.

Right to Purchase Acquiring Person Stock ("Flip-Over")

If the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, each holder of a Right (other than Rights beneficially owned by the Acquiring Person, which will be void) will thereafter have the right to receive that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

Distribution Date

The distribution date is the earlier of:

     (i) 10 days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock; or

     (ii) 10 business days (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person or group of affiliated persons becomes an

Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Common Stock.

Transfer and Detachment

Until the Distribution Date, the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates. Until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the shares of Common Stock, no separate rights certificates will be issued and transfer of Common Stock certificates will also constitute transfer of these Rights. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the shares of Common Stock as of the close of business on the Distribution Date, and such separate Right Certificates alone will thereafter evidence the Rights.

Exercisability

The Rights are not exercisable until the Distribution Date. The Rights will expire on January 16, 2010 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, on the terms and conditions set forth in the Rights Plan (as described below).

Adjustments

The Purchase Price payable, and the number of Preferred Shares or shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of stock dividends, stock splits, reclassifications, or certain distributions with respect to the Common Stock. The number of outstanding Rights and the number of Preferred Shares or shares of Common Stock issuable upon exercise of each Right are also subject to adjustment if, prior to the Distribution Date, there is a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1.0% in such Purchase Price. No fractional shares will be issued (other than integral multiples of one one-hundredth of a Preferred Share) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares or Common Stock, as the case may be, on the last trading day prior to the date of exercise.

Preferred Shares

Preferred Shares purchasable upon exercise of the Rights will be redeemable by the Company at any time at a redemption price equal to 100 times the current per share market price of the Common
Stock. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment equal to the greater of (a) $.05 or (b) 100 times the aggregate per share amount of all cash and non-cash dividends declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $.10 per share, and following the preferential liquidation payment, the holders of the Common Stock shall be entitled to receive an amount equal to the quotient obtained by dividing the preferential liquidation payment by 100. Each Preferred Share will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each Preferred Share will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

The value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should, because of the nature of the Preferred Shares' dividend, liquidation and voting rights, approximate the value of one share of Common Stock.

Exchange

At any time after any person or group becomes an Acquiring Person, and prior to the acquisition by any such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person, which will have become void), in whole or in part, for shares of Common Stock, at an exchange ratio of one share of Common Stock (or, in certain instances, one one-hundredth of a Preferred Share) per Right (subject to adjustment).

Redemption

At any time prior to any person or group becoming an Acquiring Person, the Board of Directors of the Company may redeem the Rights, in whole but not in part, at a price of $.005 per Right (the "Redemption Price"). If, however, such redemption is authorized on or after the date of a change, resulting from a proxy contest or consent solicitation, in a majority of the directors in office, then such redemption must be approved by a majority of Independent Directors (as defined in the Rights Plan), if any, and by a majority of the full board of directors. The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendments

The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the "15%" thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding shares of Common Stock then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time when there is an Acquiring Person no such amendment may adversely affect the interests of the holders of the

Rights, and any amendment must be approved by a majority of Independent Directors, if any, and by a majority of the full Board.

Interpretation; Board Approvals

The Board of Directors of the Company has the sole authority to administer the Rights Plan and to exercise all rights and powers granted to the Board or to the Company, or as are advisable in the administration of the Rights Plan, including the power to
(i) interpret the provisions of the Rights Plan and (ii) make all determinations appropriate for the administration of the Rights Plan (including a determination to redeem or not redeem the Rights, to exchange the Rights or to amend the Rights Plan). All such interpretations and determinations in good faith are final and binding on the parties (including the Rights holders) and do not subject the Board (or the directors) to any liability to the holders of Rights. In the event a vote, approval or determination of the Board of Directors (including a determination to redeem or not redeem the Rights, to exchange the Rights or to amend or supplement the Rights Plan) occurs at any time after either a Person becomes an Acquiring Person or a change (resulting from a proxy contest or consent solicitation) in a majority of the directors in office, then such vote, approval or determination must be approved by a majority of Independent Directors (as defined in the Rights Plan), if any, and by a majority of the full Board of Directors.

Rights and Holders

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

Further Information

A copy of the Agreement setting forth the Rights Plan has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated January 11, 2000. A copy of the Rights Plan is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is hereby incorporated herein by reference.

                                                              EXHIBIT 3

              COOKER RESTAURANT CORPORATION ADOPTS
             PREFERRED SHARE PURCHASE RIGHTS PLAN

-----------------------------------------------------------------------

West Palm Beach, Florida, January 11, 2000. - Cooker Restaurant Corporation (NYSE: CGR) announced today that its Board of Directors has adopted a Preferred Share Purchase Rights Plan (the "Rights Plan") to replace the shareholders' rights plan established in 1990, and, in connection therewith, declared a dividend distribution of one Preferred Share Purchase Right on each outstanding share of the Company's common stock held as of the close of business on January 16, 2000.

In a letter being sent to the shareholders, Henry R. Hillenmeyer, Cooker's Chairman of the Board stated: "The Rights Plan is designed to assure that all of the Company's shareholders receive fair and equal treatment in the event of any proposed takeover of the Company, and to guard against partial tender offers, squeeze-outs, open market accumulations and other coercive or unfair tactics to gain control of the Company without paying all shareholders a fair price. The Rights are not being adopted in response to any specific takeover threat, but are a response to the general takeover environment.

The Company stated that the Rights Plan is similar to those adopted by many other public companies. The Rights are intended to enable the Company's shareholders to realize the long-term value of their investment in the Company. They will not prevent a takeover, but should encourage anyone seeking to acquire the Company to negotiate with the Board of Directors prior to attempting a takeover.
Each Right initially entitles the holder to purchase one one-hundredth of a share of the Company's Class A Junior Participating Preferred Stock at an initial exercise price of $17.50 per one-hundredth of a share (subject to adjustment). The Rights will be exercisable only if a person or group acquires 15% or more of the Company's common stock or announces a tender or exchange offer the consummation of which would result in ownership by a person or group of 15% or more of the common stock. Upon any such occurrence, each Right will entitle its holder (other than such person or group or affiliated or associated persons) to purchase, at the Right's then-current exercise price, a number of Cooker's common shares having a market value of twice the exercise price.
In addition, if the Company is acquired in a merger or other business combination transaction, or sells 50% or more of its assets or earning power, after a person or group has acquired 15% or more of the Company's outstanding shares, each Right will entitle its holder to purchase, at the Right's then-current exercise price, a number of the acquiring company's common shares having a market value of twice such price. The acquiring person (and affiliated and associated persons) will not be entitled to exercise the Rights under such circumstances.

Prior to the acquisition by a person or group of 15% or more of the Company's common stock, the Rights are redeemable for $.005 per Right at the option of the Board of Directors. A redemption authorized after a change in a majority of the Board of Directors (resulting from a proxy contest or consent solicitation) must also be approved by a majority of "independent directors" (as defined in the plan). The Board of Directors is also authorized to reduce the 15% thresholds referred to above to not less than 10% under appropriate circumstances. Following the acquisition by a person or group of 15% or more of the Company's common stock and prior to


           EX3-1


an acquisition of 50% or more of the common stock, the Board of Directors may exchange the Rights (other than Rights owned by the triggering person or group) at an exchange ratio of one share of common stock per Right.

The dividend distribution will be made on January 16, 2000, payable to shareholders of record as of that date. The Rights will expire on January 16, 2010. The adoption of the Rights Plan and the distribution of the Rights is not dilutive, does not affect reported earnings per share, and is not taxable to shareholders.
A copy of the complete Rights Plan will be included with the appropriate filings with the Securities and Exchange Commission.

The Company also announced today the election of Brad Saltz and
D. Shannon LeRoy to fill the current vacancies on the Board of Directors. Mr. Saltz was elected for a term expiring in 2001.
He has been Vice President of Finance and Chief Financial Officer for Houston's Restaurants, Inc. for 11 years and brings 19 years of leadership skills in business and industry organizations to the Company. Mr. LeRoy was elected for a term expiring in 2002. He is President of Equitas, L.P., an S.B.I.C. in Nashville, and has a strong background in financing restaurant companies, including Houston's, O'Charley's, and a number of fast food franchisees. Mr. Hillenmeyer noted that the election of Messrs. Saltz and Shannon brings a wealth of skill and expertise to the Board that should prove a major asset to the Comapny in implementing both its short and long term strategy.

                          *     *     *

As of December 1, 1999, the Company operated 64 "Cooker Bar and Grille" restaurants. Cooker Bar and Grille restaurants are designed to provide a warm, comfortable and friendly environment. The menu offers a wide variety of appetizers, soups and salads as well as chicken, fish, beef, pork and pasta entrees, sandwiches and desserts. Most of these items are prepared from scratch using original recipes and fresh ingredients. Portion sizes are generous and service is prompt, friendly and efficient. Cooker backs everything with a "100% Satisfaction Guarantee."

This press release may contain forward-looking statements, as defined in Private Securities Litigation Reform Act of 1995, that involves a number of risks and uncertainties including the Company's ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such forward-looking statements are set forth in Management's Discussion and Analysis of Results of Operations and Financial Condition in Cooker's annual report on Form 10K for the year ended January 3, 1999, including the Company's ability to meet the objectives in its business plan.

Cooker Restaurant Corporation is traded on the New York Stock Exchange under the symbol CGR.

/CONTACT: Henry R. Hillenmeyer, Chairman & CEO, or Mark W. Mikosz, CFO, both of Cooker Restaurant Corporation, 561-615-6000, or fax, 561-615-6001/




          EX3-2